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                                                                    EXHIBIT 99.1


                              RESTATED AND AMENDED


                           ARTICLES OF INCORPORATION

                                       OF

                        UNION OIL COMPANY OF CALIFORNIA
                            A CALIFORNIA CORPORATION
(Endorsed filed October 24, 1996, in the office of the Secretary of State of the
                              State of California)

     Dennis P.R. Codon and Brigitte M. Dewez hereby certify that:

     1. They are a duly elected and acting Vice President and the duly elected and acting Secretary of Union Oil Company of California, a California corporation (the "Corporation").
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     2.  The Articles of Incorporation of the Corporation are amended and restated to read in full as follows:

                           "ARTICLES OF INCORPORATION"

                                       OF

                        UNION OIL COMPANY OF CALIFORNIA
                            A CALIFORNIA CORPORATION


       ONE:  The name of the Corporation is:  UNION OIL COMPANY OF CALIFORNIA.

       TWO: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

       THREE: The Corporation shall have the power to offer, issue and to sell pro rata to the holders of its Common Shares, shares of its capital stock other than shares of stock issued and sold under and pursuant to the provisions of (1) and (2) of the second paragraph of this Article Three, and to sell to others any shares of stock so offered to the holders of the Common Shares and not taken by them for such price or consideration as the Board of Directors may determine.
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       Notwithstanding the foregoing provisions of this Article Three, (1) the
  Corporation may issue shares of its capital stock, and of any future increase thereof, in such amounts as may be determined by the affirmative vote of two-thirds of the entire Board of Directors, in exchange for or in payment for property to be acquired by the Corporation for carrying out any of the foregoing purposes, without first offering such stock to its stockholders; also, upon affirmative vote of two-thirds of the entire Board of Directors of this Corporation, and without any prior offering to stockholders of this Corporation, the Corporation may grant to the purchasers or the holders of any bonds or debentures or evidences of indebtedness of this Corporation, optional rights to convert any of such securities, in whole or in part, into shares of the capital stock of this Corporation, and of any future increase thereof, and also of any subsequent offering thereof, or the optional rights to purchase any of such shares, all on such terms and conditions and at such price or prices, and in such manner, at such times and in such amounts as may be determined by such vote of directors, and on any such optional rights being exercised by the holder thereof, may issue the capital stock called for by the exercise of such rights; and (2) the Corporation may offer, issue and sell, and grant options to purchase Common Shares to such employees of the Corporation and its subsidiaries, in such amounts, upon such terms and conditions and for such consideration as the Board of Directors may from time to time determine, but not to exceed in the aggregate 500,000 Common Shares; provided however, that such maximum amount shall be subject to adjustment (in the same manner as the Corporation's outstanding Common Shares) in the event a dividend is declared upon the Common Shares of the Corporation payable in Common Shares or in the event the outstanding Common Shares of the Corporation shall be changed into or exchanged for a different number or class of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, and that the provisions of this section shall be applicable to the number or class of shares of stock or other securities, which in accordance herewith, may be substituted for such 500,000 Common Shares; and provided further that in the case of any sale of such shares the price shall not be less than the fair market value thereof at the time of sale as determined by the Board of Directors, and that in the case of any option to purchase such shares, the price shall not be less than the fair market value thereof at the time of granting such option, as so determined. For the purposes and within the aggregate limit above mentioned, such Common Shares (subject to adjustment as above provided) may be issued without any prior offering to stockholders of this Corporation.

       FOUR: The number of directors of this Corporation shall be not less than eight nor more than fifteen. The exact number of directors shall be fixed, within the limits specified herein, by a bylaw or amendment thereof duly adopted by the shareholders or by the Board of Directors of this Corporation.

       FIVE: The Corporation is authorized to issue one class of shares of capital stock to be designated Common Shares. The aggregate par value of all shares that are to have a par value is $541,666,666.66-2/3. The number of shares that are to have a par value is 260,000,000, all of which shall be Common Shares, and the par value of each of such shares is $2-1/12.

       SIX: The Corporation elects to be governed by all of the provisions of the General Corporation Law of California (as enacted by Chapter 682 of the 1975 California Statutes and as subsequently amended) not otherwise applicable to it under Chapter 23 thereof.

       SEVEN: The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. If the California General Corporation Law is amended after approval by the shareholders of this article to authorize corporate action further eliminating or limiting the personal

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  liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the California General Corporation Law, as so amended.

       Any repeal or modification by the shareholders of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

       EIGHT: The Corporation is authorized to provide indemnification of its agents (as such term is defined in Section 317 of the California Corporations
  Code), whether by bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law.

       Any repeal or modification by the shareholders of the foregoing paragraph shall not adversely affect any right or protection of any such agent of the Corporation existing at the time of such repeal or modification."


  3. The foregoing amendment and restatement of the Articles of Incorporation has been approved by the Board of Directors of the Corporation.

  4. The foregoing amendment has been approved by the required vote of the shareholders of the Corporation in accordance with Section 902 of the California Corporations Code; the total number of outstanding shares of common stock, the only class outstanding, entitled to vote with respect to the foregoing amendment was 1,000. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

  The undersigned, Dennis P.R. Codon and Brigitte M. Dewez, further declare under penalty of perjury under the laws of the State of California that the matters set out in this Certificate are true and correct of our knowledge.

Dated:  October  4 , 1996.
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/s/  Dennis Codon                      /s/  B. Dewez
---------------------------------      ----------------------------
Dennis P.R. Codon, Vice President      Brigitte M. Dewez, Secretary

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